SUB-ITEM 77Q3

AIM UTILITIES FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 3/31/2008
FILE NUMBER 811-3826
SERIES NO.: 9


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                      $ 3,638
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                        $ 462
       Class C                                                        $ 217
       Investor Class                                               $ 1,774
       Institutional Class                                            $ 321

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                       0.3103
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                       0.1702
       Class C                                                       0.1716
       Investor Class                                                0.3129
       Institutional Class                                           0.3910

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       11,979
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        2,674
       Class C                                                        1,281
       Investor Class                                                 5,303
       Institutional Class                                            1,035

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                       $17.89
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                       $17.95
       Class C                                                       $18.09
       Investor Class                                                $18.04
       Institutional Class                                           $17.89